UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 20, 2007

BLUE RIVER BANCSHARES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana (State or other jurisdiction of incorporation)	0-24501 (Commission File Number)	35-2016637 (IRS Employer Identification No.)
29 East Washington Street
Shelbyville, Indiana 46176
(Address of Principal Executive Offices, including Zip Code)
(317) 398-9721
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition and Disposition of Assets
On July 20, 2007, Blue River Bancshares, Inc. (the “Registrant”) completed the sale of the stock (and charter) of its subsidiary savings bank, Paramount Bank, to FirstAtlantic Financial Holdings, Inc. (“FirstAtlantic”). The sale was completed pursuant to the terms of an Agreement and Plan of Reorganization, dated September 18, 2006, by and between the Registrant and FirstAtlantic, as amended June 13, 2007 by an Amendment to Agreement and Plan of Reorganization.
Under the terms of the Agreement and Plan of Reorganization, the Registrant transferred the capital stock of Paramount Bank to FirstAtlantic in consideration of a cash payment in an amount equal to $1,687,500. The sale did not include the transfer of any operations, facilities or personnel of Paramount Bank which will continue to be owned by the Registrant and serve the Lexington, Kentucky market. The operating assets of Paramount were transferred to the Registrant’s other financial institution subsidiary, SCB Bank (f/k/a Shelby County Bank), in an inter-company transaction immediately prior to the effectiveness of the sale. The Registrant intends to operate Paramount Bank as a division of SCB Bank under its current name.
Effective upon the closing of the sale, the name of Shelby County Bank was changed to SCB Bank.
Item 7.01 Regulation FD Disclosure
The information in Item 2.01 is hereby incorporated into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.

(a)-(c)	Not applicable.

(d)	Exhibits.

2.1	Agreement and Plan of Reorganization, dated September 18, 2006, by and among Blue River Bancshares, Inc. and FirstAtlantic Financial Holdings, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on September 19, 2006)

2.2	Amendment to Agreement and Plan of Reorganization, dated June 13, 2007, by and between Blue River Bancshares, Inc. and FirstAtlantic Financial Holdings, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on June 18, 2007)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 20, 2007

BLUE RIVER BANCSHARES, INC. (Registrant)
By:	/s/ Russell Breeden, III
Russell Breeden, III
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Reorganization, dated September 18. 2006, by and among Blue River Bancshares, Inc. and FirstAtlantic Financial Holdings, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on September 19, 2006)

2.2	Amendment to Agreement and Plan of Reorganization, dated June 13, 2007, by and between Blue River Bancshares, Inc. and FirstAtlantic Financial Holdings, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on June 18, 2007)